LETTER OF TRANSMITTAL

Regarding

Limited Liability Company Interests

in

MERCANTILE LONG-SHORT MANAGER FUND LLC

Tendered Pursuant to the Offer to Purchase

Dated March 3, 2004

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY THE COMPANY BY 5:00 P.M, EASTERN TIME, ON

MARCH 31, 2004, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS LETTER OF TRANSMITTAL

AND RETURN BY MAIL OR FAX TO:

MERCANTILE LONG-SHORT MANAGER FUND LLC

Forum Shareholder Services, LLC

c/o Forum Financial Group

Two Portland Square

Portland, Maine 04101

Phone: (800) 239-0418

Fax: (207) 879-6206

Ladies and Gentlemen:

The undersigned hereby tenders to Mercantile Long-Short Manager Fund LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”), the units of limited liability company interest in the Company or portion thereof (the “Interests”) held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase, dated March 3, 2004, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”).

THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE COMPANY TO REJECT ANY AND ALL TENDERS DETERMINED BY THE COMPANY, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Company the Interests tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interests or portion thereof tendered hereby and that the Company will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Company may not be required to purchase any of the Interests in the Company tendered hereby.

The initial payment of the purchase price for the Interests tendered by the undersigned will be made by check or wire transfer to the account identified by the undersigned below, as described in Section 6 of the Offer to Purchase. (Any payment in the form of securities would be made by means of special arrangement with the tendering member in the sole discretion of the Company.)

The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Company as of June 30, 2004 subject to an extension of the Offer to Purchase as described in Section 7. The contingent payment portion of the repurchase price, if any, will be determined upon completion of the audit of the Company’s financial statements for 2005, which is anticipated to be in May 2005.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX THIS LETTER OF TRANSMITTAL OR MAIL IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE TO:

MERCANTILE LONG-SHORT MANAGER FUND LLC

Forum Shareholder Services, LLC

c/o Forum Financial Group

Two Portland Square

Portland, Maine 04101

FOR ADDITIONAL INFORMATION:

Phone: (800) 239-0418

Fax: (207) 879-6206

PART 1. NAME AND ADDRESS

Member Name: ___________________________________________________________________________

Address: _________________________________________________________________________________

_________________________________________________________________________________________

_________________________________________________________________________________________

Social Security No. or Taxpayer Identification No.: ______________________

Telephone Number: ________________________

PART 2. AMOUNT OF LIMITED LIABILITY COMPANY INTERESTS IN THE COMPANY BEING TENDERED:

[    ] The undersigned’s entire limited liability company interest.

[    ] A portion of the undersigned’s limited liability company interest expressed as a specific dollar value. NOTE: A minimum interest with a value greater than $50,000 must be maintained (the “Required Minimum Balance”).*

$

[    ] The portion of limited liability company interest in excess of the Required Minimum Balance.

* The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below the Required

Minimum Balance, the Company may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3. PAYMENT

The undersigned wishes to receive payment by (check the appropriate box):

[    ] Check (all payments will be mailed to your address as reflected in the Company’s records)

[    ] Wire transfer (if so, check the box and complete the information below)

Bank Name: ________________________________________________________________________________

ABA Routing Number: _______________________________________________________________________

Credit to: __________________________________________________________________________________

Account Number: ___________________________________________________________________________

For further credit to: _________________________________________________________________________

Name(s) on the Account: _____________________________________________________________________

__________________________________________________________________________________________

Account Number: ___________________________________________________________________________

PROMISSORY NOTE

The promissory note reflecting both the initial payment and the post-audit payment portion of the purchase amount, as applicable, will be mailed directly to the undersigned at the address of the undersigned as maintained in the books and records of the Company.

PART 4. SIGNATURE(S)

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR ALL OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)	Signature (SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)

Print Name of Investor	Print Name of Investor

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)	Print Name and Title of Signatory

Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)

Print Name of Joint Tenant

Print Name and Title of Co-signatory

Date:

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